As filed with the Securities and Exchange Commission on August 10, 2026.

Registration No. 333-293343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Damora Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	37-1957007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453

(781) 281-9020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walkers (Cayman) LLP

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

+1 (345) 949-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr

Branden C. Berns

Melanie E. Neary

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111

(415) 393-8373

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3ASR (Registration No. 333-293343) (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Damora Therapeutics, Inc., a Cayman Islands exempted company (“Damora Cayman”), as the successor to Damora Therapeutics, Inc. (formerly known as Galecto, Inc.), a corporation formed under the laws of the State of Delaware (“Damora Delaware”). The Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2026 and became effective upon filing.

On July 16, 2026, Damora Delaware changed its jurisdiction of incorporation from the State of Delaware to the Cayman Islands, as described further below (the “Redomestication”). Damora Cayman expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the purposes of this Amendment and the Registration Statement, references to the “Company”, the “Registrant”, “we”, “our”, “us” and similar terms mean, as of any time prior to the Redomestication, Damora Delaware, and, as of any time after the Redomestication, Damora Cayman. The information contained in this Amendment sets forth additional information to reflect the Redomestication. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Redomestication will not reflect the change in our jurisdiction of incorporation or capital structure.

The Redomestication was effected in the manner described in the section titled “Proposal No. 3 – Approval of the Redomestication of the Company” in Damora’s definitive proxy statement filed with the Commission on December 31, 2025 (the “Proxy Statement”). In the Redomestication, Damora Delaware discontinued its existence as a corporation under Section 266 of the Delaware General Corporation Law (the “DGCL”) and, pursuant to Part 12 of the Companies Act, as amended, of the Cayman Islands (the “Companies Act”), continued its existence as a Cayman Islands exempted company limited by shares. The business, assets and liabilities of the Company, as well as its principal place of business and fiscal year, were the same immediately after the Redomestication as they were immediately prior to the Redomestication. In addition, the directors and executive officers of the Company immediately after the Redomestication were the same individuals who were directors and executive officers, respectively, of Damora Delaware immediately prior to the Redomestication.

As a result of and upon the effective time of the Redomestication, among other things, (i) each share of common stock, par value $0.00001 per share, of Damora Delaware (the “Damora Delaware Common Stock”) issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable ordinary share, par value $0.00001 per share, of Damora Cayman (a “Damora Cayman Ordinary Share”), (ii) each share of Series A Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series A Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman, (iii) each share of Series B Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series B Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman, (iv) each share of Series C Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series C Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman, (v) each option to purchase Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued option to purchase Damora Cayman Ordinary Shares, (vi) each restricted stock unit of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued restricted stock unit of Damora Cayman, and (vii) each warrant to purchase shares of Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued warrant to purchase Damora Cayman Ordinary Shares.

The rights of holders of Damora Cayman Ordinary Shares are now governed by Damora Cayman’s memorandum and articles of association (the “Cayman Articles”) and Cayman Islands law, which are described in the section of the Proxy Statement titled “Proposal No. 3 – Approval of the Redomestication of the Company”.

The registration fees were paid at the time of filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

EXPLANATORY NOTE

This registration statement contains the following documents:

•

a base prospectus which covers the offering, issuance and sale of an indeterminate amount of ordinary shares, preferred shares, debt securities, warrants and/or units, in each case from time to time in one or more offerings; and

•

an amendment no. 1 to the sales agreement prospectus supplement dated February 10, 2026, covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $150,000,000 of our ordinary shares that may be issued and sold under an amended and restated sales agreement, dated August 10, 2026, with TD Securities (USA) LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the ordinary shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the ordinary shares to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS

ORDINARY SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, an indeterminate number of our ordinary shares, preferred shares, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

We may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution” in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “DMRA.” The last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026 was $29.92 per share. We recommend that you obtain current market quotations for our ordinary shares prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Unless otherwise specified in the applicable prospectus supplement, the preferred shares, debt securities, warrants and units will not be listed on any securities or stock exchange. There is no market through which the preferred shares, debt securities, warrants and units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the preferred shares, debt securities, warrants and units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, debt securities, warrants and units and the extent of our regulation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 10, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 (File No. 333-293343) that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This prospectus forms part of Post-Effective Amendment No. 1 to that registration statement, which we filed with the Commission pursuant to Rule 414(d) under the Securities Act in connection with our redomestication from the State of Delaware to the Cayman Islands, and amends and restates in its entirety the prospectus dated February 10, 2026 included in that registration statement. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Damora,” “Company,” “we,” “us,” and “our” in this prospectus to refer to Damora Therapeutics, Inc. and, where appropriate, our consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

All statements, other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding: our ability to achieve the expected benefits or opportunities and related timing with respect to the Asset Acquisition of Damora (each as defined below), our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our potential growth opportunities, our preclinical and future clinical development activities, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates, the timing and results of preclinical studies and clinical trials, the expected impact of adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs and other barriers to trade, changes to fiscal and monetary policy or government budget dynamics (particularly in the pharmaceutical and biotech areas), volatility in financial markets and other challenges in the global economy, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference include those referred to under the section titled “Risk Factors” in this prospectus and discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

All references to “our product candidates,” “our programs” and “our pipeline” in this prospectus include the research programs with respect to which we have the option to acquire intellectual property license rights to pursuant to that certain antibody discovery and option agreement by and among Damora Therapeutics, Inc. (“Damora”), Paragon Therapeutics, Inc. (“Paragon”) and Paramora Holding LLC (“Paramora”), dated October 7, 2025 (the “Paragon Option Agreement”), which we assumed pursuant to our acquisition of Damora (the “Asset Acquisition”). As of the date of this prospectus, we have exercised the options for DMR-001 and DMR-002. We have not exercised the options for DMR-003 or DMR-004 or entered into a license agreement for DMR-001, DMR-002, DMR-003, or DMR-004. We expect to enter into a single definitive license agreement for DMR-001 and DMR-002 in the third quarter of 2026.

Overview

We are a biopharmaceutical company developing therapies for the treatment of hematologic disorders. We currently have three product candidates designed to treat myeloproliferative neoplasms (“MPNs”), a group of related, chronic disorders of the bone marrow, the first of which recently received approval to begin a Phase 1/1b clinical trial.

These candidates leverage multiple distinct antibody mechanisms to target mutCALR, and together have the potential to address the full spectrum of patients with mutCALR-driven MPNs, regardless of mutation type, disease subtype or disease severity. Combined with proprietary antibody design features enabling high potency across CALR mutation types, we believe each asset profile has best-in-class potential. Our portfolio of mutCALR targeted therapies includes:

•	DMR-001, an Fc-null antibody designed to block mutCALR-mediated oncogenic signaling, without engaging the immune system’s effector functions.

•	DMR-002, an afucosylated antibody designed to enhance antibody-dependent cellular cytotoxicity and amplify natural immune killing of malignant cells.

•	DMR-003, a bi-specific T-cell engager antibody designed to recruit and direct T-cell-mediated killing of malignant cells.

Both DMR-001 and DMR-002 were designed to have an extended half-life supporting convenient once-monthly subcutaneous administration.

Beginning with our lead asset DMR-001, we are developing these candidates for the treatment of essential thrombocythemia (“ET”), an MPN associated with the overproduction of platelets, and myelofibrosis (“MF”), an MPN involving the overproliferation of blood cells and deposition of fibrous material in the bone marrow and spleen. Approximately 25% and 35% of cases of ET and MF, respectively, are caused by mutCALR rather than mutations in Janus-associated kinase 2 (“JAK2”). In contrast to marketed therapies for ET and MF, DMR-001 is designed to selectively target cells that express mutCALR while avoiding the adverse effects associated with non-specific cytoreductive drugs. Furthermore, DMR-001 was designed to have increased affinity, potency and a prolonged half-life when compared with other antibodies in development that target mutCALR. We believe that DMR-001’s potential to combine increased clinical activity against all mutCALR subtypes and improved pharmacokinetics enabling optimized subcutaneous administration position it as a potential best-in-class therapy for patients with ET and MF.

MPNs are caused by excessive proliferation of myeloid cells. In some patients, including ET patients, MPNs are considered chronic diseases that lead to significant decreases in quality of life. MPNs also include MF, which is associated with poor prognosis and increased mortality. One feature that makes MPNs attractive indications for drug development is that mutations in just a small number of genes are responsible for a significant percentage of cases, which enables the opportunity to develop targeted therapies. Our goal is to develop a portfolio of targeted mutation-directed candidates to address the full spectrum of patients with mutCALR-driven MPNs.

We recently initiated our Phase 1/1b trial of DMR-001 in ET and MF patients, with receipt of health authority approval in the first country. We plan to complete additional regulatory submissions for DMR-001 in the second half of 2026 to expand the Phase 1/1b trial globally and enable two proof-of-concept readouts beginning mid-2027. In parallel to advancing DMR-001, we plan to make our first regulatory submission for DMR-002 in the second half of 2026 and for DMR-003 in 2027.

Recent Developments

On July 16, 2026, we changed our jurisdiction of incorporation from the State of Delaware to the Cayman Islands (the “Redomestication”). The Redomestication was effected pursuant to a plan of conversion and was approved by our shareholders as described in our definitive proxy statement filed with the SEC on December 31, 2025. In the Redomestication, Damora Therapeutics, Inc., a Delaware corporation (“Damora Delaware”), discontinued its existence as a corporation under Section 266 of the Delaware General Corporation Law and, pursuant to Part 12 of the Companies Act (as amended) of the Cayman Islands, continued its existence as a Cayman Islands exempted company limited by shares (“Damora Cayman”). Our business, assets and liabilities, principal place of business, fiscal year, and directors and executive officers were the same immediately after the Redomestication as they were immediately prior to the Redomestication.

As a result of and upon the effective time of the Redomestication, among other things, (i) each share of common stock, par value $0.00001 per share, of Damora Delaware (the “Damora Delaware Common Stock”) issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable ordinary share, par value $0.00001 per share, of Damora Cayman (a “Damora Cayman Ordinary Share”), (ii) each share of Series A Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series A Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series A Preferred Shares”), (iii) each share of Series B Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series B Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series B Preferred Shares”), (iv) each share of Series C Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series C Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series C Preferred Shares”), (v) each option to purchase Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued option to purchase Damora Cayman Ordinary Shares, (vi) each restricted stock unit of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued restricted stock unit of Damora Cayman, and (vii) each warrant to purchase shares of Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued warrant to purchase Damora Cayman Ordinary Shares.

Our ordinary shares continue to be listed on the Nasdaq Capital Market under the symbol “DMRA.” The rights of holders of our ordinary shares are now governed by Damora Cayman’s memorandum and articles of association and Cayman Islands law.

For the purposes of this prospectus, references to the “Company”, the “Registrant”, “we”, “our”, “us” and similar terms mean, as of any time prior to the Redomestication, Damora Delaware, and, as of any time after the Redomestication, Damora Cayman. Unless otherwise indicated, all references in this prospectus to our ordinary shares or preferred shares, and all share and per share amounts, including as of or for periods on or prior to the effective date of the Redomestication, give effect to the Redomestication.

Corporate Information

We were founded as Galecto Biotech AB, a Swedish company, in 2011 and incorporated in Delaware as Galecto, Inc. in October 2019. On November 10, 2025, we completed the Asset Acquisition. On March 6, 2026, we changed the name of the Company from “Galecto, Inc.” to “Damora Therapeutics, Inc.” On July 16, 2026, we changed our jurisdiction of incorporation from the State of Delaware to the Cayman Islands, becoming a Cayman Islands exempted company.

Our principal executive offices are located at 221 Crescent Street, Building 23, Suite 105, Waltham, Massachusetts 02453, and our telephone number is (781) 281-9020. Our website address is www.damoratx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for preclinical studies, clinical trials, and manufacturing in support of our antibody programs, as well as for additional research and development activities, working capital, and general corporate purposes. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

General

The following is a description of certain terms and provisions of the ordinary shares of the Company following the Redomestication. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by, the Company’s memorandum and articles of association (the “Articles”), the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Shares (the “Series A Certificate of Designation”), the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Shares (the “Series B Certificate of Designation”), the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Shares (the “Series C Certificate of Designation”), and the Companies Act. Copies of the Articles, Series A Certificate of Designation, Series B Certificate of Designation, and Series C Certificate of Designation have been filed and incorporated by reference as exhibits herein.

The authorized share capital of the Company under the Articles is US$5,100 divided into 500,000,000 ordinary shares having a par value of US$0.00001 per share; and 10,000,000 preferred shares having a par value of US$0.00001 per share. Subject to the rights and restrictions of holders of any series of Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares specified by the Articles, the Series A Certificate of Designation, Series B Certificate of Designation, or the Series C Certificate of Designation, the Company may increase its authorized share capital through an ordinary resolution. See “Preferred Shares” below for further information.

Ordinary Shares

Voting Rights

Each holder of ordinary shares carries the right to receive notice of, to attend and to vote one vote per ordinary share at any Company general meeting.

Structure of Board of Directors

The board of directors of the Company (the “Board of Directors”) is divided into three classes: Class I, Class II and Class III. The Board of Directors is authorized to assign members of the board already in office to such classes in accordance with a resolution or resolutions adopted by the Board of Directors. At each annual general meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the particular class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal. The Class I directors shall stand appointed for a term expiring at the Company’s 2027 annual meeting of shareholders, the Class II directors shall stand appointed for a term expiring at the Company’s 2028 annual meeting of shareholders and the Class III directors shall stand appointed for a term expiring at the Company’s 2029 annual meeting of shareholders.

Preemptive Rights

Company shareholders do not have preemptive rights. Thus, if additional ordinary shares are issued, the current holders of ordinary shares will own a proportionately smaller interest in a larger number of outstanding ordinary shares to the extent that they do not participate in the additional issuance.

Distributions to Shareholders

Subject to the Companies Act, the Articles and any certificate of designation, and except as otherwise provided by the rights attached to any shares, the directors may resolve to declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the dividends or other distributions out of the funds of the Company lawfully available therefor. All dividends shall be declared and paid according to the amounts paid up on the ordinary shares, but if and for so long as nothing is paid up on any of the ordinary shares, dividends may be declared and paid according to the par value of the ordinary shares. Dividends may be paid in cash, in property, or in shares.

Other Matters

All outstanding ordinary shares are fully paid and nonassessable. The ordinary shares are not subject to redemption or sinking fund provisions.

Preferred Shares

The Articles provide that, whenever the capital of the Company is divided into different classes (and as otherwise determined by the Board of Directors) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of simple majority of the issued ordinary or preferred shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the ordinary or preferred shares of such class by a simple majority of the votes cast at such a meeting. The directors may vary the rights attaching to any class without the consent or approval of shareholders; provided that the rights will not, in the determination of the directors, be materially adversely varied or abrogated by such action.

The Articles also provide that the rights conferred upon the holders of the ordinary or preferred shares of any class shall not, unless otherwise expressly provided by the terms of issue of the relevant class, be deemed to be materially adversely varied or abrogated by the creation, allotment or issue of ordinary or preferred shares ranking pari passu with them, subsequent to them, with preferred rights (including enhanced voting rights) or the redemption or purchase of any of the relevant class by the Company.

Series A Preferred Shares

As of June 30, 2026, no Series A Preferred Shares were issued and outstanding. The terms of the Series A Preferred Shares are as set forth in the Series A Certificate of Designation. Except as otherwise provided for in the Articles, the Cayman Series A Preferred Shares will not have voting rights, provided that we may not, without the affirmative vote or written consent of the holders of majority of then outstanding Cayman Series A Preferred Shares, among other things, alter or change adversely the power, preferences or rights given to the Cayman Series A Preferred Shares, amend the Cayman Series A Certificate of Designation, or issue additional shares of Cayman Series A Preferred Shares.

Series B Preferred Shares

As of June 30, 2026, 16,366 Series B Preferred Shares were issued and outstanding. The terms of the Series B Preferred Shares are as set forth in the Series B Certificate of Designation. Holders of Series B Preferred Shares are entitled to receive dividends on Series B Preferred Shares equal to, on an as-if-converted-to-ordinary-shares basis, and in the same form as dividends actually paid on ordinary shares. Except as otherwise provided for in the Articles, the Cayman Series B Certificate of Designation or at law, a holder of Cayman Series B Preferred Shares will not have voting rights. As long as any Cayman Series B Preferred Shares are issued and outstanding, the Company will not, without the affirmative vote of the holders of a simple majority of the then issued and outstanding Cayman Series B Preferred Shares: (i) alter or change adversely the powers, preferences or rights given to the Cayman Series B Preferred Shares or alter or amend the Cayman Series B Certificate of Designation, amend the Articles, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Company preferred shares, in each case if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Cayman Series B Preferred Shares, regardless of whether any of the foregoing actions will be by means of amendment to the Articles or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further Cayman Series B Preferred Shares beyond those contemplated for issuance in the Acquisition Agreement or increase or decrease (other than by conversion) the number of authorized Cayman Series B Preferred Shares, (iii) at any time while at least 30% of the originally issued Cayman Series B Preferred Shares remains issued and outstanding, (A) consummate (I) any Fundamental Transaction (as defined in the Cayman Series B Certificate of Designation) or (II) any merger or consolidation of the Company or other business combination in which the shareholders of the Company immediately before such transaction do not hold at least a simple majority on an as-converted-to-ordinary shares basis of the share capital of the Company immediately after such transaction, (B) increase the size of the Board of Directors, (C) adopt, amend or repeal any written delegation of authority policy, corporate authority matrix or similar document, framework or schedule unless such adoption, amendment or repeal has been approved by the unanimous vote of the Board of Directors or (D) retain or replace the Company’s registered independent accounting firm, independent compensation consultant or corporate counsel, or (iv) enter into any agreement with respect to any of the foregoing that does not explicitly require the approval contemplated to consummate such transaction.

Series C Preferred Shares

As of June 30, 2026, 1,722 Series C Preferred Shares were issued and outstanding. The terms of the Series C Preferred Shares are as set forth in the Series C Certificate of Designation. Holders of Series C Preferred Shares are entitled to receive dividends on Series C Preferred Shares equal to, on an as-if-converted-to-ordinary-shares basis, and in the same form as dividends actually paid on ordinary shares. Except as otherwise provided for in the Articles, the Cayman Series C Certificate of Designation or at law, a holder of Cayman Series C Preferred Shares will not have voting rights. As long as any Cayman Series C Preferred Shares are issued and outstanding, the Company will not, without the affirmative vote of the holders of a simple majority of the then issued and outstanding Cayman Series C Preferred Shares: (i) alter or change adversely the powers, preferences or rights given to the Cayman Series C Preferred Shares or alter or amend the Cayman Series C Certificate of Designation, amend the Articles, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Company preferred shares, in each case if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Cayman Series C Preferred Shares, regardless of whether any of the foregoing actions will be by means of amendment to the Articles or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further Cayman Series C Preferred Shares beyond those contemplated for issuance in the Acquisition Agreement or increase or decrease (other than by conversion) the number of authorized Cayman Series C Preferred Shares or (iii) enter into any agreement with respect to any of the foregoing that does not explicitly require the approval contemplated to consummate such transaction.

Anti-Takeover Provisions

Certain provisions of Cayman Islands law and the Articles, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors.

Removal of Directors

Subject to the rights and restrictions of holders of any series of preferred shares to remove directors specified by the Articles or any certificate of designation, any individual director or the Board of Directors may only be removed with cause by a special resolution.

Vacancies on the Board of Directors

Subject to the rights of the holders of any series of preferred shares, including pursuant to any certificate of designation, any and all vacancies on the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or resulting from death, resignation, disqualification, or removal, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, and not by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Shareholder Action by Written Consent

A resolution in writing signed by all the shareholders entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Special Meetings of Shareholders

Under Cayman Islands law, there is no statutory right for shareholders to call a general meeting where the articles of association provide for the calling of meetings. Where the articles of association provide for calling of meetings, the ability to convene such a meeting will be governed by the company’s articles of association.

General meetings of the Company shareholders may be called, for any purpose as is a proper matter for shareholder action under Cayman Islands law, by the Board of Directors pursuant to a resolution adopted by a simple majority of the voting power of the directors present at a meeting of directors or by unanimous written consent of all directors.

Subject to the rights of the holders of any series of preferred shares, general meetings of the Company shareholders may be called only by the Board of Directors, and shall be held at such place, date, and time as they shall determine, and not by any other person or persons. Other than those stated in the Articles, only those matters set forth in the notice of the general meeting may be considered or acted upon at a general meeting of shareholders of the Company.

Shareholder Vote for Mergers and Other Corporate Reorganizations

Under Cayman Islands law, a company may merge with another company (wherever incorporated, provided that such merger is not prohibited by the laws of the jurisdiction of incorporation of that company) pursuant to the Companies Act. A merger under Cayman Islands law requires approval by a special resolution of shareholders, which in the context of a general meeting of the Company requires not less than a two-thirds majority of the votes cast by such shareholders attending and voting in person or, where proxies are allowed, by proxy at a quorate general meeting of the Company or the written resolution of all shareholders entitled to vote at such general meeting.

No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger (including the memorandum and articles of association of the company) is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Under Cayman Islands law, a Cayman Islands exempted company may be acquired through a tender offer by a third party. Where the holders of 90% or more in value of a class of the Company’s shares (excluding any shares already beneficially owned by the offeror) have within four months of the making of an offer accepted an offer for their shares in the Company, the remaining shareholders in that class may be statutorily required to also transfer their shares by notice given at any time within two months of the expiry of the four month period, unless, within one month, the non-tendering shareholders can obtain a Cayman Islands court order otherwise providing.

If the offeror has acquired acceptances of 90% of all the Company’s shares for which the offer is made but does not exercise its “squeeze out” right, then the non-accepting shareholders have no statutory right to require the offeror to acquire their shares on the same terms as the original offer.

A Cayman Islands exempted company may also be acquired by way of a Cayman Islands court-approved scheme of arrangement under the Companies Act. A scheme of arrangement is a compromise or arrangement which may be entered into between a company and one or more classes of shareholders. In order to become binding and effective in accordance with its terms, the scheme of arrangement requires the approval of shareholders representing 75% or more by value of the shares of each class comprised in the scheme, in each case at the relevant meeting or meetings, and an order of the Grand Court of the Cayman Islands sanctioning the scheme of arrangement. A scheme of arrangement, if approved by the requisite statutory majorities and sanctioned by the Grand Court of the Cayman Islands, is binding on all of the shareholders of each class, including any dissenting shareholders. There is currently no cross class cramdown available under Cayman Islands law. Shares held by the acquiring party are likely to be considered to belong to a separate class for the purposes of approving the scheme.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual general meeting of shareholders: (i) brought specifically by or at the direction of the Board of Directors; or (ii) by any shareholder of the Company who was a shareholder of record at the time of giving the shareholders’ notice provided for in the Articles, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Articles. Such notice must be received by the Company not later than the close of business on the ninetieth day and no earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting, or in the event the annual general meeting is first convened more than thirty days before or more than sixty days after such anniversary date or if no annual meeting was held in the preceding year, not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of such meeting.

No Cumulative Voting

The Companies Act does not provide for cumulative voting as a mechanism for electing directors and if a Cayman Islands exempted company wants to allow cumulative voting, it must explicitly set out in its articles of association. The Articles do not provide for cumulative voting.

Amendment of Articles

Subject to the Companies Act, the Articles and the rights attaching to the various classes, including pursuant to any certificate of designation, the Company may at any time and from time to time by special resolution alter or amend the articles of association forming a part of the Articles in whole or in part.

Other Shareholder Rights

Certain other provisions of Cayman Islands law and the Articles summarized below also have important effects on the rights of shareholders of the Company.

Shareholder Inspection Rights

Under Cayman Islands law, shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company, though directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of a Cayman Islands exempted company or any of them will be open to the inspection of shareholders not being directors.

Appraisal or Dissenter’s Rights

Generally, under Cayman Islands law, shareholders of a Cayman Islands exempted company do not have statutory appraisal rights; provided that in the event of a statutory merger under the Companies Act a shareholder shall be entitled to receive the fair value of their shares upon dissenting from such merger. Rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Exclusive Forum

The Articles provide that, unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each member’s shareholding in the Company, including but not limited to: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of the Company to the Company or the members; (c) any action asserting a claim arising pursuant to any provision of the Companies Act or the Articles; or (d) any action asserting a claim against the Company concerning its internal affairs.

The exclusive forum provision described above does not apply to any action or suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Business Opportunities

Cayman Islands law does not have a codified corporate opportunity doctrine and a director’s obligations in relation to business opportunities are governed by general fiduciary duties which include the duty to act in good faith and in the best interests of the company, the duty to avoid conflicts of interests and a duty to exercise independent judgement and avoid self-dealing. A Cayman Islands director may engage in business activities outside a Cayman Islands exempted company, provided that they have disclosed any personal interest in the opportunity. If the director properly declares their interest at a board meeting, Cayman Islands law generally permits the company to approve the transaction. A director may also vote on resolutions related to such a contract provided the interest has been disclosed.

Shareholders’ Derivative Actions

In most cases, under Cayman Islands law, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s directors or officers usually may not be brought by a shareholder. In principle, a shareholder does not have a direct right of action against directors of the Company. However, based on Cayman Islands authorities and English authorities (which will be of persuasive authority in the Cayman Islands), there are exceptions to the foregoing principle such that a shareholder may be entitled to bring a derivative action on behalf of the Company, but only in limited circumstances, including but not limited to: the Company acts or proposes to act illegally or ultra vires; the act complained of (although not ultra vires) could be affected if duly authorized by a special resolution that has not been obtained; and those who control the Company are perpetuating a “fraud on the minority”. A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been or will be infringed. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions.

In addition, Cayman Islands law does not specifically restrict a Cayman Islands exempted company from exculpating its directors or officers from liability for negligence or a breach of duty, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to limit liability against willful default, willful neglect, actual fraud or the consequences of committing a crime.

Limitation on Director and Officer Liability

The Companies Act does not restrict the authority of a Cayman exempted company to indemnify its directors, officers, employees or agents.

The Articles provide that no Indemnified Person (as defined below) shall be liable: (a) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the Company; or (b) for any loss on account of defect of title to any property of the Company; or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or (d) for any loss incurred through any bank, broker or other similar person; or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution of discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto; unless the same shall happen through such Indemnified Person’s own actual fraud, willful default or willful neglect as determined by a court of competent jurisdiction.

Indemnification

The Articles provide that, to the fullest extent permitted by law, every director (including any alternate director appointed pursuant to the provisions of the Articles), secretary, assistant secretary, or other officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, willful default or willful neglect as determined by a court of competent jurisdiction, (i) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), (ii) in the execution or discharge of his or her duties, powers, authorities or discretions, or (iii) in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Each shareholder waives any claim or right of action they might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, willful default or willful neglect which may attach to such director or officer.

The Company will pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under the Articles or otherwise.

The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out above are not exclusive of any other rights that any Indemnified Person may have or hereafter acquire pursuant to an agreement with the Company or otherwise.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

There is uncertainty as to whether the courts of the Cayman Islands will recognize and enforce against us, our directors and/or executive officers in the United States judgments obtained in the United States courts predicated upon the civil liability provisions of the securities laws of the United States. The courts of the Cayman Islands may be unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may, by an action commenced on the judgment obtained in the United States in the courts of the Cayman Islands, recognize and enforce, without retrial of the merits at common law, a foreign money judgment of a foreign court of competent jurisdiction provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, the court must have had proper jurisdiction over the parties subject to such judgment as a matter of Cayman Islands conflict of law rules, and such judgment must be: final and conclusive and for a liquidated sum, and must not be in respect of multiple damages, taxes or a fine or penalty, or other charges of a like nature, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy), no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as the transfer agent and registrar for the Company’s ordinary shares.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “DMRA.”

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preferred shares or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of ordinary shares or preferred shares received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•

the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•

the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any restricted subsidiary of the Company that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for our ordinary shares or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of ordinary shares, preferred shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to U.S. federal law will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. The validity of the ordinary shares offered hereby and certain other legal matters relating to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Damora Therapeutics, Inc. appearing in Damora Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.damoratx.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March  19, 2026, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of shareholders filed with the SEC on April 29, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 10, 2026, respectively;

•

our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed with the SEC on January  6, 2026, February  10, 2026, February  11, 2026, March  10, 2026, March  23, 2026, April  20, 2026, May  4, 2026, June  17, 2026 and July 20, 2026; and

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on October 23, 2020 under Section  12 of the Exchange Act, as amended by Form 8-A/A filed with the SEC on August 10, 2026, including any amendment or report filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K (unless expressly provided to the contrary).

You may request a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), at no cost, by contacting us, either orally or in writing, at the following:

Damora Therapeutics, Inc.

Attn: Investor Relations

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

(781) 281-9020

Information about us, including our reports filed with the SEC, is available through our website at www.damoratx.com. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Amendment No. 1 Dated August 10, 2026	Registration No. 333-293343
To Prospectus Supplement dated February 10, 2026
(To the accompanying Prospectus, dated August 10, 2026)

$150,000,000

Damora Therapeutics, Inc.

Ordinary Shares

We have entered into an amended and restated sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”) relating to our ordinary shares, par value $0.00001 per share. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $150,000,000 from time to time through TD Cowen, acting as sales agent. The Sales Agreement amends and restates in full the sales agreement, dated February 10, 2026 (the “Original Sales Agreement”), between Damora Therapeutics, Inc. (formerly known as Galecto, Inc.), a Delaware corporation and our predecessor in interest, and TD Cowen. As of the date of this amendment no. 1 to the prospectus supplement dated February 10, 2026, which we collectively refer to as the prospectus supplement, we had previously issued and sold our shares having an aggregate offering price of $29,968,064 pursuant to the Original Sales Agreement under this Registration Statement. Accordingly, under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may offer and sell our common stock having an aggregate offering price of up to $120,031,936 from time to time.

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “DMRA.” On August 7, 2026, the last reported sale price of our ordinary shares was $29.92 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through the Nasdaq Capital Market or on any other trading market for our ordinary shares, or by any other method permitted by law. TD Cowen is not required to sell any specific number or dollar amounts of securities but will act as sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

TD Cowen will be entitled to compensation at a commission of up to 3.0% of the aggregate gross sales price per share sold under the Sales Agreement. In connection with the sale of our ordinary shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to TD Cowen against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding TD Cowen’s compensation.

Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus supplement, the accompany prospectus and the documents incorporated by reference in this prospectus supplement. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is August 10, 2026.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement (File No. 333-293343) that we have filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process. This prospectus supplement forms part of Post-Effective Amendment No. 1 to that registration statement, which we filed with the SEC pursuant to Rule 414(d) under the Securities Act in connection with our redomestication from the State of Delaware to the Cayman Islands, and amends and restates in its entirety the sales agreement prospectus supplement dated February 10, 2026 included in that registration statement. Under the shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may offer our ordinary shares having an aggregate offering price of up to $120,031,936 from time to time at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and TD Cowen has not, authorized any other person to provide you with any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and TD Cowen are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus supplement outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information and does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read the entire prospectus supplement, including the information incorporated by reference herein, the accompanying prospectus and any related free writing prospectus, carefully, including the section titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, and our financial statements and notes thereto included in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Special Note Regarding Forward-Looking Statements.” In this prospectus supplement, unless the context requires otherwise, references to “we,” “us,” “our,” “Damora” or the “Company” refer to Damora Therapeutics, Inc. and, where appropriate, its consolidated subsidiaries.

All references to “our product candidates,” “our programs” and “our pipeline” in this prospectus supplement include the research programs with respect to which we have the option to acquire intellectual property license rights to pursuant to that certain antibody discovery and option agreement by and among Damora Therapeutics, Inc. (“Damora”), Paragon Therapeutics, Inc. (“Paragon”) and Paramora Holding LLC (“Paramora”), dated October 7, 2025 (the “Paragon Option Agreement”), which we assumed pursuant to our acquisition of Damora (the “Asset Acquisition”). As of the date of this prospectus supplement, we have exercised the options for DMR-001 and DMR-002. We have not exercised the options for DMR-003 or DMR-004 or entered into a license agreement for DMR-001, DMR-002, DMR-003, or DMR-004. We expect to enter into a single definitive license agreement for DMR-001 and DMR-002 in the third quarter of 2026.

Our Company

Overview

We are a biopharmaceutical company developing therapies for the treatment of hematologic disorders. We currently have three product candidates designed to treat myeloproliferative neoplasms (“MPNs”), a group of related, chronic disorders of the bone marrow, the first of which recently received approval to begin a Phase 1/1b clinical trial.

These candidates leverage multiple distinct antibody mechanisms to target mutCALR, and together have the potential to address the full spectrum of patients with mutCALR-driven MPNs, regardless of mutation type, disease subtype or disease severity. Combined with proprietary antibody design features enabling high potency across CALR mutation types, we believe each asset profile has best-in-class potential. Our portfolio of mutCALR targeted therapies includes:

•	DMR-001, an Fc-null antibody designed to block mutCALR-mediated oncogenic signaling, without engaging the immune system’s effector functions.

•	DMR-002, an afucosylated antibody designed to enhance antibody-dependent cellular cytotoxicity and amplify natural immune killing of malignant cells.

•	DMR-003, a bi-specific T-cell engager antibody designed to recruit and direct T-cell-mediated killing of malignant cells.

Both DMR-001 and DMR-002 were designed to have an extended half-life supporting convenient once-monthly subcutaneous administration.

Beginning with our lead asset DMR-001, we are developing these candidates for the treatment of essential thrombocythemia (“ET”), an MPN associated with the overproduction of platelets, and myelofibrosis (“MF”), an MPN involving the overproliferation of blood cells and deposition of fibrous material in the bone marrow and spleen. Approximately 25% and 35% of cases of ET and MF, respectively, are caused by mutCALR rather than mutations in Janus-associated kinase 2 (“JAK2”). In contrast to marketed therapies for ET and MF, DMR-001 is designed to selectively target cells that express mutCALR while avoiding the adverse effects associated with non-specific cytoreductive drugs. Furthermore, DMR-001 was designed to have increased affinity, potency and a prolonged half-life when compared with other antibodies in development that target mutCALR. We believe that DMR-001’s potential to combine increased clinical activity against all mutCALR subtypes and improved pharmacokinetics enabling optimized subcutaneous administration position it as a potential best-in-class therapy for patients with ET and MF.

MPNs are caused by excessive proliferation of myeloid cells. In some patients, including ET patients, MPNs are considered chronic diseases that lead to significant decreases in quality of life. MPNs also include MF, which is associated with poor prognosis and increased mortality. One feature that makes MPNs attractive indications for drug development is that mutations in just a small number of genes are responsible for a significant percentage of cases, which enables the opportunity to develop targeted therapies. Our goal is to develop a portfolio of targeted mutation-directed candidates to address the full spectrum of patients with mutCALR-driven MPNs.

We recently initiated our Phase 1/1b trial of DMR-001 in ET and MF patients, with receipt of health authority approval in the first country. We plan to complete additional regulatory submissions for DMR-001 in the second half of 2026 to expand the Phase 1/1b trial globally and enable two proof-of-concept readouts beginning mid-2027. In parallel to advancing DMR-001, we plan to make our first regulatory submission for DMR-002 in the second half of 2026 and for DMR-003 in 2027.

Recent Developments

On July 16, 2026, we changed our jurisdiction of incorporation from the State of Delaware to the Cayman Islands (the “Redomestication”). The Redomestication was effected pursuant to a plan of conversion and was approved by our shareholders as described in our definitive proxy statement filed with the SEC on December 31, 2025. In the Redomestication, Damora Therapeutics, Inc., a Delaware corporation (“Damora Delaware”), discontinued its existence as a corporation under Section 266 of the Delaware General Corporation Law and, pursuant to Part 12 of the Companies Act (as amended) of the Cayman Islands, continued its existence as a Cayman Islands exempted company limited by shares (“Damora Cayman”). Our business, assets and liabilities, principal place of business, fiscal year, and directors and executive officers were the same immediately after the Redomestication as they were immediately prior to the Redomestication.

As a result of and upon the effective time of the Redomestication, among other things, (i) each share of common stock, par value $0.00001 per share, of Damora Delaware (the “Damora Delaware Common Stock”) issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable ordinary share, par value $0.00001 per share, of Damora Cayman (a “Damora Cayman Ordinary Share”), (ii) each share of Series A Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series A Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series A Preferred Shares”), (iii) each share of Series B Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series B Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series B Preferred Shares”), (iv) each share of Series C Non-Voting Convertible Preferred Stock, par value $0.00001 per share, of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable Series C Non-Voting Convertible Preferred Share, par value $0.00001 per share, of Damora Cayman (“Series C Preferred Shares”), (v) each option to purchase Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued option to purchase Damora Cayman Ordinary Shares, (vi) each restricted stock unit of Damora Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued restricted stock unit of Damora Cayman, and (vii) each warrant to purchase shares of Damora Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued warrant to purchase Damora Cayman Ordinary Shares.

Our ordinary shares continue to be listed on the Nasdaq Capital Market under the symbol “DMRA.” The rights of holders of our ordinary shares are now governed by Damora Cayman’s memorandum and articles of association and Cayman Islands law.

For the purposes of this prospectus supplement, references to the “Company”, the “Registrant”, “we”, “our”, “us” and similar terms mean, as of any time prior to the Redomestication, Damora Delaware, and, as of any time after the Redomestication, Damora Cayman. Unless otherwise indicated, all references in this prospectus supplement to our ordinary shares or preferred shares, and all share and per share amounts, including as of or for periods on or prior to the effective date of the Redomestication, give effect to the Redomestication.

Corporate Information

We were founded as Galecto Biotech AB, a Swedish company, in 2011 and incorporated in Delaware as Galecto, Inc. in October 2019. On November 10, 2025, we completed the Asset Acquisition. On March 6, 2026, we changed the name of the Company from “Galecto, Inc.” to “Damora Therapeutics, Inc.” On July 16, 2026, we changed our jurisdiction of incorporation from the State of Delaware to the Cayman Islands, becoming a Cayman Islands exempted company.

Our principal executive offices are located at 221 Crescent Street, Building 23, Suite 105, Waltham, Massachusetts 02453, and our telephone number is (781) 281-9020. Our website address is www.damoratx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $120,031,936.

Ordinary shares to be outstanding after this offering	Up to 65,746,364 ordinary shares, assuming sales of 4,011,763 ordinary shares in this offering at an assumed offering price of $29.92 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026. The actual number of ordinary shares issued will vary depending on the sales prices at which our ordinary shares are sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through TD Cowen. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering, if any, for preclinical studies, clinical trials, and manufacturing in support of our antibody programs, as well as for additional research and development activities, working capital, and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to purchase our ordinary shares.

Nasdaq Capital Market symbol	“DMRA”

The number of our ordinary shares to be outstanding after this offering is based on 61,734,601 ordinary shares outstanding as of June 30, 2026, and excludes:

•	16,366,000 ordinary shares issuable upon the conversion of 16,366 Series B Preferred Shares outstanding as of June 30, 2026;

•	1,722,000 ordinary shares issuable upon the conversion of 1,722 Series C Preferred Shares outstanding as of June 30, 2026;

•	4,542,351 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026 at a weighted-average exercise price of $23.47 per share;

•	956,787 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2026;

•	628,302 ordinary shares issuable upon the exercise of Paramora warrants outstanding as of June 30, 2026, at an exercise price of $23.01 per share;

•	8,705,367 ordinary shares available for issuance under the Damora Therapeutics, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) as of June 30, 2026;

•	619,989 ordinary shares reserved for issuance under the Damora Therapeutics, Inc. 2026 Employee Stock Purchase Plan (the “2026 Employee Stock Purchase Plan”) as of June 30, 2026; and

•	3,602,447 ordinary shares available for issuance under the Damora Therapeutics, Inc. 2022 Inducement Plan (the “2022 Inducement Plan”) as of June 30, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants, no vesting of restricted stock units, and no conversion of preferred shares after June 30, 2026.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

While we currently intend to use the net proceeds from this offering, if any, for preclinical studies, clinical trials, and manufacturing in support of our antibody programs, as well as for additional research and development activities, working capital, and general corporate purposes, because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that 4,011,763 ordinary shares are sold in this offering, based on an assumed sale price of $29.92 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026, you will experience immediate dilution, representing the difference between the price you pay and our as-adjusted net tangible book value per ordinary share as of June 30, 2026, after giving effect to this offering, of $20.30 per share. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to TD Cowen at any time throughout the term of the Sales Agreement. The number of shares that are sold through TD Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, any limits we may set with TD Cowen in any applicable placement notice and the demand for our ordinary shares. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

Sales of ordinary shares offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to TD Cowen, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

All statements, other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding: our ability to achieve the expected benefits or opportunities and related timing with respect to the Asset Acquisition of Damora, our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our potential growth opportunities, our preclinical and future clinical development activities, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates, the timing and results of preclinical studies and clinical trials, the expected impact of adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs and other barriers to trade, changes to fiscal and monetary policy or government budget dynamics (particularly in the pharmaceutical and biotech areas), volatility in financial markets and other challenges in the global economy, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, and our anticipated use of the net proceeds from this offering. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference include those referred to under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may offer and sell our ordinary shares having an aggregate offering price of up to $120,031,936 from time to time through TD Cowen. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with TD Cowen as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for preclinical studies, clinical trials, and manufacturing in support of our antibody programs, as well as for additional research and development activities, working capital, and general corporate purposes. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however, we have no current commitments to do so.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research, development and manufacturing efforts, the timing and progress of any commercialization and partnering efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you purchase ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the purchase price per ordinary share and the as-adjusted net tangible book value per ordinary share immediately after giving effect to this offering. Our net tangible book value as of June 30, 2026 was $516.1 million, or $8.36 per ordinary share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per ordinary share represents net tangible book value divided by 61,734,601 ordinary shares outstanding as of June 30, 2026.

After giving effect to the assumed sale of 4,011,763 ordinary shares at a sale price of $29.92 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2026 would have been $632.3 million, or approximately $9.62 per ordinary share. This represents an immediate increase in the as-adjusted net tangible book value of $1.26 per ordinary share to our existing shareholders and an immediate dilution of approximately $20.30 per ordinary share to new investors purchasing ordinary shares in this offering. Dilution per share to new investors is determined by subtracting as-adjusted net tangible book value per ordinary share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution:

Assumed offering price per ordinary share		$29.92
Net tangible book value per ordinary share as of June 30, 2026	$8.36
Increase in net tangible book value per ordinary share attributable to new investors in this offering	$1.26

As-adjusted net tangible book value per ordinary share as of June 30, 2026, after giving effect to this offering		$9.62

Dilution per share to new investors in this offering		$20.30

Changes in the assumed public offering price of $29.92 per share would not affect our as-adjusted net tangible book value after this offering because this offering is currently limited to $120,031,936. However, each $1.00 increase (decrease) in the assumed public offering price of $29.92 per share would increase (decrease) the dilution in as-adjusted net tangible book value per ordinary share to new investors in this offering by approximately $0.98 per share, assuming that the aggregate dollar amount of ordinary shares offered by us, as set forth above, remains at $120,031,936 and after deducting the commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of ordinary shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

For purposes of the foregoing, the number of ordinary shares outstanding after this offering is based on 61,734,601 ordinary shares outstanding as of June 30, 2026, and excludes:

•	16,366,000 ordinary shares issuable upon the conversion of 16,366 Series B Preferred Shares outstanding as of June 30, 2026;

•	1,722,000 ordinary shares issuable upon the conversion of 1,722 Series C Preferred Shares outstanding as of June 30, 2026;

•	4,542,351 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026 at a weighted-average exercise price of $23.47 per share;

•	956,787 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2026;

•	628,302 ordinary shares issuable upon the exercise of outstanding Paramora warrants having an exercise price of $23.01 per share;

•	8,705,367 ordinary shares available for issuance under the 2026 Equity Incentive Plan as of June 30, 2026;

•	619,989 ordinary shares reserved for issuance under the 2026 Employee Stock Purchase Plan as of June 30, 2026; and

•	3,602,447 ordinary shares available for issuance under the 2022 Inducement Plan as of June 30, 2026.

Except as otherwise indicated, the foregoing assumes no exercise of outstanding options or warrants, no vesting of restricted stock units, and no conversion of preferred shares after June 30, 2026.

To the extent that options outstanding as of June 30, 2026 are exercised, restricted stock units outstanding as of June 30, 2026 are vested, or preferred shares outstanding as of June 30, 2026 are converted, or other ordinary shares are issued, investors purchasing ordinary shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with TD Cowen, under which we may issue and sell from time to time up to $150,000,000 of our ordinary shares, of which $29,968,064 of ordinary shares have been previously sold, and $120,031,936 of ordinary shares remain to be sold and are being offered by this prospectus supplement and the accompanying prospectus, through or to TD Cowen as our sales agent or principal. Sales of our ordinary shares, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for our ordinary shares, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.

TD Cowen will offer our ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of ordinary shares to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct TD Cowen not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our ordinary shares being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen for up to $75,000 of TD Cowen’s actual outside legal expenses incurred in connection with the execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $225,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

TD Cowen will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which ordinary shares is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ordinary shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of ordinary shares sold through TD Cowen under the Sales Agreement and the net proceeds to us in connection with the sales of ordinary shares.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our ordinary shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our ordinary shares.

Our ordinary shares are listed on the Nasdaq Capital Market and trades under the symbol “DMRA.” The transfer agent of our ordinary shares is Computershare Trust Company, N.A.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters relating to U.S. federal law will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. The validity of the ordinary shares offered hereby and certain other legal matters relating to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. TD Securities (USA) LLC is being represented in this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Damora Therapeutics, Inc. appearing in Damora Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March  19, 2026, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of shareholders filed with the SEC on April 29, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 10, 2026, respectively;

•

our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed with the SEC on January  6, 2026, February  10, 2026, February  11, 2026, March  10, 2026, March  23, 2026, April  20, 2026, May  4, 2026, June  17, 2026 and July 20, 2026; and

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on October 23, 2020 under Section  12 of the Exchange Act, as amended by Form 8-A/A filed with the SEC on August 10, 2026, including any amendment or report filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

This prospectus supplement incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K (unless expressly provided to the contrary).

You may request a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), at no cost, by contacting us, either orally or in writing, at the following:

Damora Therapeutics, Inc.

Attn: Investor Relations

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

(781) 281-9020

Information about us, including our reports filed with the SEC, is available through our website at www.damoratx.com. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus supplement. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

$150,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

TD Cowen

August 10, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Company’s Registration Statement on Form S-3ASR (Registration No. 333-293343), which was filed with the Commission on February 10, 2026 and became effective upon filing.

Item 15. Indemnification of Directors and Officers.

In most cases, under Cayman Islands law, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s directors or officers usually may not be brought by a shareholder. In principle, a shareholder does not have a direct right of action against directors of the Company. However, based on Cayman Islands authorities and English authorities (which will be of persuasive authority in the Cayman Islands), there are exceptions to the foregoing principle such that a shareholder may be entitled to bring a derivative action on behalf of the Company, but only in limited circumstances, including but not limited to: the Company acts or proposes to act illegally or ultra vires; the act complained of (although not ultra vires) could be affected if duly authorized by a special resolution that has not been obtained; and those who control the Company are perpetuating a “fraud on the minority”. A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been or will be infringed. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions.

Cayman Islands law does not specifically restrict a Cayman Islands exempted company from exculpating its directors or officers from liability for negligence or a breach of duty, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to limit liability against willful default, willful neglect, actual fraud or the consequences of committing a crime. The Cayman Articles provide for indemnification for every director and officer of Damora Cayman.

Cayman Islands law does not restrict the authority of a Cayman Islands exempted company to advance expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, but there is no statutory provision expressly requiring or governing advancement of expenses. Instead, the ability to advance expenses is typically addressed in a Cayman Islands exempted company’s articles of association. The Cayman Articles provide for expense advancement provisions for indemnified persons.

Damora Cayman has entered into indemnification agreements with each of its directors and executive officers that obligate us to indemnify, hold harmless, exonerate, and to advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of Damora Cayman or its subsidiaries.

The Cayman Articles also provide that Damora Cayman may maintain insurance to protect a director or an officer against liability. Damora Cayman has obtained insurance that covers certain liabilities of its directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, the Cayman Articles, any agreement, any vote of shareholders or disinterested directors or otherwise.

Damora Cayman’s indemnification obligations may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Damora Cayman’s officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Damora Cayman pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.

1.2	Amended and Restated Sales Agreement, dated August 10, 2026, by and between Damora Therapeutics, Inc. and TD Securities (USA) LLC.

2.1	Plan of Conversion (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

3.1	Cayman Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

3.2	Cayman Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Shares, effective July 16, 2026 (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

3.3	Cayman Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Shares, effective July 16, 2026 (incorporated by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

3.4	Cayman Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Shares, effective July 16, 2026 (incorporated by reference to Exhibit 3.4 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

4.2	Form of Registration Rights Agreement, by and among the Registrant and certain investors signatory thereto (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on November 10, 2025).

4.3	Form of Debt Indenture.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6*	Form of Unit Agreement and Unit Certificate.

5.1	Opinion of Walkers (Cayman) LLP, relating to the base prospectus.

5.2	Opinion of Walkers (Cayman) LLP, relating to the sales agreement prospectus.

10.1	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K (File No. 001-39655) filed with the SEC on July 20, 2026).

23.1	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).

23.2	Consent of EY Godkendt Revisionspartnerselskab, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to the registration statement).

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table (incorporated by reference to Exhibit 107 to Registrant’s Registration Statement on Form S-3ASR (File No. 333-293343) filed with the SEC on February 10, 2026).

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on August 10, 2026.

Damora Therapeutics, Inc.

By:	/s/ Jennifer Jarrett
Jennifer Jarrett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jennifer Jarrett and Brian Burkavage, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates set forth opposite their names.

Signature	Title	Date

/s/ Jennifer Jarrett Jennifer Jarrett	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2026

/s/ Brian Burkavage Brian Burkavage	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	August 10, 2026

/s/ Peter Harwin Peter Harwin	Chairman of the Board	August 10, 2026

/s/ Julianne Bruno Julianne Bruno	Director	August 10, 2026

/s/ Christopher Cain, Ph.D. Christopher Cain, Ph.D.	Director	August 10, 2026

/s/ Michael Landsittel Michael Landsittel	Director	August 10, 2026

/s/ Cameron Turtle, D.Phil. Cameron Turtle, D.Phil.	Director	August 10, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Damora Therapeutics, Inc., in Waltham, Massachusetts, on August 10, 2026.

Damora Therapeutics, Inc.

By:	/s/ Brian Burkavage
Brian Burkavage
Senior Vice President, Finance